EXHIBIT 10.8
          AMENDED AND RESTATED EMPLOYMENT AGREEMENT OF PATRICK FARRELL


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                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  THIS  AMENDED  AND   RESTATED   EMPLOYMENT   AGREEMENT   (this
"Agreement"), effective as of November 1, 2000, is entered into by and among Patrick Farrell ("Employee"), iParty Corp., a Delaware corporation (the
"Company"), and iParty Retail Stores Corp., a Delaware corporation (the "Subsidiary").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Company and Employee have previously entered into an employment letter agreement dated as of March 12, 1999 (the "Employment Agreement"); and

                  WHEREAS, the Company and Employee now each desire to amend and restate in its entirety the Employment Agreement as set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and intending to be legally bound hereby, Employee, the Company and the Subsidiary have agreed and do hereby agree as follows:

                  1. Duties and Title.  The Company does hereby  employ,  engage
                     ----------------
and hire Employee as President and Chief Financial Officer of the Company and as President of the Subsidiary. Employee does hereby accept and agree to such hiring, engagement and employment. Employee agrees to perform any and all other duties and to assume any and all responsibilities that may be assigned to him. Employee shall devote his full time (at least forty (40) hours per week), energy and skill to the performance of his duties for the Company and the Subsidiary.

                  2.       Compensation.
                           -------------

                           (a)      The Company  shall pay Employee and Employee
agrees and accepts from the Company, in full payment for his services and promises to the Company, a base salary (the "Base Salary") at the rate of One Hundred Sixty-Five Thousand Dollars ($165,000.00) per year, less all applicable payroll witholding taxes and deductions for insurance contributions and the like. The Base Salary shall be payable in accordance with the regular payroll practices of the Company, as in effect from time to time.

                           (b)      The Company  also  agrees to pay  Employee a
maximum of Two [Thousand Seven Hundred Fifty Thousand Dollars ($2,750.00)] per month for all reasonable living expenses, properly receipted, including, but not limited to, temporary housing in Boston and costs associated with Employee leasing an automobile during the Employment Period (the "Lease").

                  3.       Benefits.  Employee  shall be eligible to participate
                           --------
in any medical and dental plan adopted by the Company for the benefit of its employees and Employee shall receive such other benefits as may be granted to him from time to time by the Board of Directors.

                  4.       Vacation.  Employee  is  entitled  to four (4)  weeks
                           --------
paid vacation per calendar year, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies.

                  5.       Relocation Expenses.  The  Company  shall   reimburse
                           -------------------
Employee for all reasonable relocation expenses including, but not limited to, the shipment of furniture and other household goods from New York to Boston and broker's fees or agent's commission in association with the rental or leasing of an apartment.

                  6.       Employment Period.
                           -----------------

                           (a)      The Company  shall employ the Employee for a
period commencing as of November 1, 2000 and ending on October 31, 2001 (the "Employment Period"), unless sooner terminated in accordance with the provisions of this Employment Agreement.

                           (b)      At  the  end  of  the   Employment   Period,
provided  that this  Agreement has not been  terminated  in accordance  with the

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provisions of this Employment Agreement,  the Company shall pay Employee a bonus equal to four and one-half (4 1/2) months of his Base Salary ("Bonus"). The Company shall also pay all of Employee's reasonable relocation expenses from Boston to New York, including, but not limited to, the shipment of furniture and other household goods from Boston to New York and temporary housing in New York ("Relocation Expenses"). The Bonus and Relocation Expenses shall be payable on the first payroll disbursement date for the month following the end of the Employment Period.

                           (c)      At  the  end  of  the   Employment   Period,
provided that this Agreement has not been terminated in accordance with the provisions of this Employment Agreement, Employee shall have the option (the "Option") to assume the Lease. Employee shall provide written notice to the Company if he does not wish to exercise the Option. The Company agrees that if Employee does not exercise the Option, the Company shall assume all costs in connection with the termination of the Lease.

                  7.       Termination of Employment.
                           -------------------------

                           (a)      Notwithstanding  anything herein  contained,
if on or after the date hereof and prior to the end of the Employment Period, the Company or Employee, as the case may be, shall have the right to terminate Employee's services under this Agreement. Termination of Employee's employment shall be deemed termination for "cause" if on account of: (i) Employee's voluntary resignation (other than as a result of Employee's death or disability, or for the reasons set forth in subparagraphs (x) and (y)); (ii) intentionally fail to follow any commercially reasonable and lawful direction of the Board of Directors and continue to fail to follow such direction within three (3) days of written notification of the same; (iii) Employee is charged with a felony crime;
(iv) Employee commits any act of fraud against the Company; and (v) Employee commits any act or omits to take any action in bad faith and to the detriment of the Company. Cessation of the employment relationship between Employee and the Company by reason of Employee's death or permanent disability, or Employee's resignation because of (x) the assignment to him of duties materially inconsistent with respect to his position as contemplated by this Agreement, or
(y) any material failure by the Company to comply with the provisions of this Agreement, shall be deemed termination without "cause."

                           (b)      Termination  because  of  Disabilities.
                                    --------------------------------------
Employee shall be considered to be "disabled" for purposes of this Section 6 if Employee is unable to perform his customary duties under this Agreement for a continuous period of four (4) months because of physical or mental impairment, in which event this Agreement shall terminate upon thirty (30) days written notice to Employee and no further compensation shall be payable to Employee, except as may otherwise be provided under any disability insurance policy. Notwithstanding anything to the contrary above, if Employee is terminated pursuant to this Section 7(b), he shall be entitled to any accrued but unused vacation time (the "Unused Vacation Payment"). The Unused Vacation Payment shall be payable on the first payroll disbursement date for the month following the date this Agreement terminates.


                           (c)      Effect of Termination Without "Cause".
                                    -------------------------------------
If Employee's employment is terminated without "cause," the Company shall give notice of termination of Employee's services hereunder as of a date to be specified in such notice and this Agreement shall terminate on the date so specified (the "Without Cause Termination Date"). The Company shall also pay
Employee: (i) the Bonus, (ii) the Relocation Expenses and (iii) the Unused Vacation Payment. The Bonus, Relocation Expenses and Unused Vacation Payment shall be payable on the first payroll disbursement date for the month following the Without Cause Termination Date.

                           (d)      Effect of Termination  for "Cause".
                                    ----------------------------------
If Employee's employment is terminated by the Company for "cause," the Company shall give notice of termination of Employee's services hereunder as of a date to be specified in such notice and this Agreement shall terminate on the date so specified (the "Termination Date"). Employee shall be entitled to receive only his Base Salary at the rate provided in Section 2(a) to the Termination Date and Employee shall not be entitled to any other compensation or benefits not already earned and vested on the Termination Date.

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                           (e)      If  Employee's  employment  is terminated by
Employee's voluntary resignation (other than for the reasons set forth in paragraphs (x) or (y) or paragraph (a) above) Employee agrees to provide the Company with thirty (30) days' advance written notice of such termination and this Agreement shall terminate on the date so specified (the "Resignation Termination Date"). If Employee resigns, he shall be entitled to the Unused Vacation Payment. The Unused Vacation Payment shall be payable on the first payroll disbursement date for the month following the Resignation Termination Date.

                           (f)      Nothing contained in this Section 6 shall be
deemed to limit any other right the Company or the Employee may have to terminate Employee's employment hereunder upon any ground permitted by law.

                  8.       Termination of Prior  Agreements.
                           --------------------------------
This Agreement terminates and supercedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of Employee by the Company.

                  9.       Nondisclosure and Nonuse of Confidential Information.
                           -----------------------------------------------------
Employee shall not use or disclose to any other person (except as required by applicable law or for the proper performance of his duties hereunder) any confidential information obtained by him incident to his employment or other associations with the Company and the Subsidiary. Employee understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

                  10.      Non-competition.   During    Employee's    employment
                           ---------------
hereunder and for a period of one year thereafter (the "Non-competition Period"), Employee shall not, without permission of the Company: (i) engage in any activity, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, that is competitive with the business of the Company or the Subsidiary, or (ii) solicit or do business with, directly or indirectly, any present or past customer of the Company or the Subsidiary.

                  11.      Enforcement.  The Company and  Employee  agree that a
                           ----------
breach of the provisions of Sections 8 or 9 hereof would cause irreparable damage to the Company or the Subsidiary and that recovery by the Company or the Subsidiary of money damages would not constitute an adequate remedy for such breach. Accordingly, the Company, the Subsidiary and Employee agree that the provisions of Sections 8 and 9 hereof may be specifically enforced in addition to any other rights or remedies available on account of such breach.

                  12.      Assignment.   This   Agreement  is  personal  in  its
                           ----------
nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of a merger or consolidation of the Company with any other entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder. In addition, the Company or the Subsidiary shall require any purchaser of all, or substantially all, of its assets to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no sale of its assets had taken place.

                  13.      Governing Law.  This  Agreement  shall be governed in
                           -------------
all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of New York. Except as otherwise provided in
Section 14 hereof, no action involving this Agreement may be brought except in the Supreme Court of the State of New York in the County of New York or United States District Court for the Southern District of New York.

                  14.      Entire  Agreement.   This   Agreement   embodies  the
                           -----------------
entire agreement of the parties respecting those matters within its scope and may be modified only in writing executed by the Company, the Subsidiary and Employee.

                  15.      Arbitration.     All  claims,   disputes   and  other
                           -----------
matters  in  question   between  the  parties  arising  out  of  the  employment

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relationship shall be decided by arbitration in accordance with the rules of the
American Arbitration Association, unless the parties mutually agree otherwise. The award by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in the Supreme Court of the State of New York in the County of New York or the United States District Court for the Southern District of New York.

                  16.      Waiver.    Failure to insist upon  strict  compliance
                           ------
with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                  17.      Severability.   In  the   event   that  a  court   of
                           ------------
competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate such statute or public policy continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms to give as much effect as possible to the intentions of the parties under this Agreement.

                  18. Notices. Any notice, consent, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given three (3) days after the date sent if sent by United States certified mail, return receipt requested, with proper postage thereon, one (1) day after the date sent if sent by overnight courier of national recognition, or on the day of delivery if by hand to an officer of the Company. Notices shall be addressed as follows:

           (a)      If to Employee:           Patrick Farrell

                                              -----------------------

                                              -----------------------

           (b)      If to the Company         iParty Corp.
                    or Subsidiary:            1457 V.F.W. Parkway
                                              West Roxbury, MA  02132
                                              Attn: Sal Perisano

           (c)      With a copy to:           Akin, Gump, Strauss, Hauer & Feld,
                                              L.L.P.
                                              590 Madison Avenue
                                              New York, New York 10022
                                              Attn: Robert S. Matlin, Esq.

or at such other address or addresses as the party addressed may from time to time designate by written notice.

                  19.      Headings;  Counterparts.   The   headings   in   this
                           -----------------------
Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement or cause this Agreement to be executed on its behalf as of the date first written above.

                                                   iPARTY CORP.


                                                   By:  /s/ Sal Perisano
                                                        ------------------------
                                                         Sal Perisano
                                                         Chief Executive Officer

                                                   iPARTY RETAIL STORES CORP.


                                                   By:  /s/ Sal Perisano
                                                        ------------------------
                                                         Sal Perisano
                                                         Chief Executive Officer

                                                   EMPLOYEE


                                                   /s/ Patrick Farrell
                                                   -----------------------------
                                                   Patrick Farrell



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